Exhibit 99.1

Union Pacific Reports Third Quarter 2025 Results
•Diluted earnings per share (EPS) of $3.01 and adjusted diluted EPS* of $3.08
•Operating ratio (OR) of 59.2% and adjusted OR* of 58.5%
•Operating revenue increased 3%

Omaha, Neb., October 23, 2025 – Union Pacific Corporation (NYSE: UNP) today reported 2025 third quarter net income of $1.8 billion, or $3.01 per diluted share. Results include merger costs of $41 million, or $0.07 per diluted share. Adjusted 2025 third quarter net income* of $1.8 billion, or $3.08 per diluted share* compares to 2024 third quarter net income of $1.7 billion, or $2.75 per diluted share.
"Our third quarter results serve as a proof point that we are successfully executing on our strategy" said Jim Vena, Union Pacific Chief Executive Officer. "We have a historic opportunity with the Norfolk Southern to create America's first transcontinental railroad. As we work towards regulatory approval, our team is focused and driving continued improvements in our pursuit of what's possible."
Third Quarter Summary: 2025 vs. 2024
Financial Results: Strong Operating Income Growth Driven by Increased Revenue and Operating Efficiency; Best Ever Quarter Record for Freight Revenue excluding Fuel Surcharge
•Operating revenue of $6.2 billion grew 3% driven by solid core pricing gains, partially offset by lower fuel surcharge.
•Freight revenue excluding fuel surcharge grew 4%.
•Reported operating ratio was 59.2%, an improvement of 110 basis points. Adjusted operating ratio* was 58.5%, an improvement of 180 basis points.

Operating Results: Continued Momentum in Safety, Service, and Operational Excellence; Third Quarter Records for Freight Car Velocity and Locomotive Productivity and Best Ever Quarter Records for Terminal Dwell, Train Length, Workforce Productivity, and Fuel Consumption Rate
•Reportable personal injury rate and reportable derailment rate both improved.
•Freight car velocity was 226 daily miles per car, an 8% improvement.
•Locomotive productivity was 140 gross ton-miles (GTMs) per horsepower day, a 4% improvement.
•Average terminal dwell was 20.4 hours, a 9% improvement.
•Average train length was 9,801 feet, a 2% increase.
•Workforce productivity improved 6% to 1,165 car miles per employee.
*    Adjusted diluted earnings per share and adjusted operating ratio are considered non-GAAP financial measures. See attached supplemental schedule of non-GAAP measures for a reconciliation to GAAP.

-more-

On Track With Investor Day Targets
•2025 Outlook:
◦Meeting customer demand with strong service; challenging international intermodal comparison
◦Pricing dollars accretive to operating ratio
◦Earnings per share growth consistent with attaining the 3-year CAGR target of high-single to low-double digit
◦Industry-leading operating ratio and return on invested capital
◦Continued strong cash generation
◦Capital allocation
- Capital plan of $3.4 billion
- Third quarter 2025 dividend increase of 3%
- Share repurchases paused for Norfolk Southern merger

Third Quarter 2025 Earnings Conference Call

Union Pacific will webcast its third quarter 2025 earnings release presentation live at www.up.com/investor and via teleconference on Thursday, October 23, 2025, at 8:45 a.m. Eastern Time. Participants may join the conference call by dialing 877-407-8293 (or for international participants, 201-689-8349).

ABOUT UNION PACIFIC
Union Pacific (NYSE: UNP) delivers the goods families and businesses use every day with safe, reliable, and efficient service. Operating in 23 western states, the company connects its customers and communities to the global economy. Trains are the most environmentally responsible way to move freight, helping Union Pacific protect future generations. More information about Union Pacific is available at www.up.com.
Union Pacific Investor contact: Diana Prauner at 402-544-4227 or dprauner@up.com
Union Pacific Media contact: Clarissa Beyah at 402-957-4793 or cbeyah@up.com
Supplemental financial information is attached.

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NO OFFER OR SOLICITATION
This communication is for informational purposes only and does not constitute, or form a part of, an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended (the “Securities Act”), and otherwise in accordance with applicable law.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS
Certain statements in this communication are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements relate to future events or future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause Union Pacific’s, Norfolk Southern’s or the combined company’s actual results, levels of activity, performance, or achievements or those of the railroad industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements may be identified by the use of words like “may,” “will,” “could,” “would,” “should,” “expect,” “anticipate,” “believe,” “project,” “estimate,” “intend,” “plan,” “pro forma,” or any variations or other comparable terminology.

While Union Pacific and Norfolk Southern have based these forward-looking statements on those expectations, assumptions, estimates, beliefs and projections they view as reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which involve factors or circumstances that are beyond Union Pacific’s, Norfolk Southern’s or the combined company’s control, including but not limited to, in addition to factors disclosed in Union Pacific’s and Norfolk Southern’s respective filings with the U.S. Securities and Exchange Commission (the “SEC”): the occurrence of any event, change or other circumstance that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between Union Pacific and Norfolk Southern providing for the acquisition of Norfolk Southern by Union Pacific (the “Transaction”); the risk that potential legal proceedings may be instituted against Union Pacific or Norfolk Southern and result in significant costs of defense, indemnification or liability; the possibility that the Transaction does not close when expected or at all because required Surface Transportation Board, shareholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the Transaction); the risk that the combined company will not realize expected benefits, cost savings, accretion, synergies and/or growth from the Transaction, or that such benefits may take longer to realize or be more costly to achieve than expected, including as a result of changes in, or problems arising from, general economic and market conditions, tariffs, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which Union Pacific and Norfolk Southern operate; disruption to the parties’ businesses as a result of the announcement and pendency of the Transaction; the costs associated with the anticipated length of time of the pendency of the Transaction, including the restrictions contained in the definitive merger agreement on the ability of Union Pacific and Norfolk Southern, respectively, to operate their respective businesses outside the ordinary course during the pendency of the Transaction; the diversion of Union Pacific’s and Norfolk Southern’s management’s attention and time from ongoing business operations and opportunities on merger-related matters; the risk that the integration of each party’s operations will be materially delayed or will be more costly or difficult than expected or that the parties are otherwise unable to successfully integrate each party’s businesses into the other’s businesses; the possibility that the Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; reputational risk and potential adverse reactions of Union Pacific’s or Norfolk Southern’s customers, suppliers, employees, labor unions or other business partners, including those resulting from the announcement or completion of the Transaction; the dilution caused by Union Pacific’s issuance of additional shares of its common stock in connection with the consummation of the Transaction; the risk of a downgrade of the credit rating of Union Pacific’s indebtedness, which could give rise to an obligation to redeem existing indebtedness; a material adverse change in the financial condition of Union Pacific, Norfolk Southern or the combined company; changes in domestic or international economic, political or business conditions, including those impacting the transportation industry (including customers, employees and supply chains); Union Pacific’s, Norfolk Southern’s and the combined company’s ability to successfully implement its respective operational, productivity, and strategic initiatives; a significant adverse event on Union Pacific’s or Norfolk Southern’s network, including, but not limited to, a mainline accident, discharge of hazardous materials, or climate-related or other network outage; the outcome of claims, litigation, governmental proceedings and investigations involving Union Pacific or Norfolk Southern, including, in the case of Norfolk Southern, those with respect to the Eastern Ohio incident; the nature and extent of Norfolk Southern’s environmental remediation obligations with respect to the Eastern Ohio incident; new or additional governmental regulation and/or operational changes resulting from or related to the Eastern Ohio incident; and a cybersecurity incident or other disruption to our technology infrastructure.

This list of important factors is not intended to be exhaustive. These and other important factors, including those discussed under “Risk Factors” in Norfolk Southern’s Annual Report on Form 10-K for the year ended December 31, 2024 (available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0000702165/000070216525000008/nsc-20241231.htm)

and Norfolk Southern’s subsequent filings with the SEC, Union Pacific’s most recent Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on February 7, 2025 (available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0000100885/000010088525000042/unp-20241231.htm) (the “Union Pacific Annual Report”) and Union Pacific’s subsequent filings with the SEC, as well as the risks described in Union Pacific’s registration statement on Form S-4 (No. 290282), as filed with the SEC on September 16, 2025, as amended on September 30, 2025 (available at https://www.sec.gov/Archives/edgar/data/100885/000119312525224307/d908896ds4a.htm) (the “Registration Statement”), may cause actual results, performance, or achievements to differ materially from those expressed or implied by these forward-looking statements. References to Union Pacific’s and Norfolk Southern’s website are provided for convenience and, therefore, information on or available through the website is not, and should not be deemed to be, incorporated by reference herein. The forward-looking statements herein are made only as of the date they were first issued, and unless otherwise required by applicable securities laws, Union Pacific and Norfolk Southern disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required by applicable law or regulation.

ADDITIONAL INFORMATION ABOUT THE TRANSACTION AND WHERE TO FIND IT
In connection with the Transaction, Union Pacific filed the Registration Statement with the SEC, which includes a prospectus with respect to the shares of Union Pacific’s common stock to be issued in the Transaction and a joint proxy statement for Union Pacific’s and Norfolk Southern’s respective shareholders. The Registration Statement was declared effective on September 30, 2025, and Union Pacific filed a final prospectus on October 1, 2025 (which is available at https://www.sec.gov/Archives/edgar/data/100885/000119312525226560/d908896d424b3.htm), and Norfolk Southern filed a definitive proxy statement on October 1, 2025 (which is available at https://www.sec.gov/Archives/edgar/data/702165/000119312525226601/d64358ddefm14a.htm) (together, the “Definitive Joint Proxy Statement/Prospectus”). Each of Union Pacific and Norfolk Southern may also file with or furnish to the SEC other relevant documents regarding the Transaction. This communication is not a substitute for the Registration Statement, the Definitive Joint Proxy Statement/Prospectus or any other document that Union Pacific or Norfolk Southern may mail to their respective shareholders in connection with the Transaction.

INVESTORS AND SECURITY HOLDERS OF UNION PACIFIC AND NORFOLK SOUTHERN ARE URGED TO READ THE REGISTRATION STATEMENT, AS AMENDED, AND THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY REFERENCE INTO THE REGISTRATION STATEMENT AND THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION REGARDING UNION PACIFIC, NORFOLK SOUTHERN, THE TRANSACTION AND RELATED MATTERS.

Investors and security holders of Union Pacific and Norfolk Southern may obtain free copies of these documents and other documents filed with the SEC by Union Pacific or Norfolk Southern through the website maintained by the SEC at http://www.sec.gov or from Union Pacific at its website, https://investor.unionpacific.com/financials/sec-filings, or from Norfolk Southern at its website, https://norfolksouthern.investorroom.com/sec-filings. Documents filed with the SEC by Union Pacific will be available free of charge by accessing Union Pacific’s website at https://investor.unionpacific.com/financials/sec-filings, or alternatively by directing a request by mail to Union Pacific’s Corporate Secretary, 1400 Douglas Street, Omaha, Nebraska 68179, and documents filed with the SEC by Norfolk Southern will be available free of charge by accessing Norfolk Southern’s website at https://norfolksouthern.investorroom.com/sec-filings or, alternatively, by directing a request by mail to Norfolk Southern’s Corporate Secretary, 650 West Peachtree Street NW, Atlanta, Georgia 30308-1925.

PARTICIPANTS IN THE SOLICITATION
Union Pacific, Norfolk Southern and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Norfolk Southern and Union Pacific in connection with the Transaction under the rules of the SEC.

Information about the interests of the directors and executive officers of Union Pacific and Norfolk Southern and other persons who may be deemed to be participants in the solicitation of shareholders of Union Pacific and Norfolk Southern in connection with the Transaction and a description of their direct and indirect interests, by security holdings or otherwise, is included in the Definitive Joint Proxy Statement/Prospectus.

Information about the directors and executive officers of Union Pacific and their ownership of Union Pacific common stock can also be found in the Union Pacific Annual Report, and its definitive proxy statement in connection with its 2025 annual meeting of shareholders, as filed with the SEC on March 25, 2025 (the “Union Pacific 2025 Proxy Statement”) and other documents subsequently filed by Union Pacific with the SEC, which are available on its website at www.up.com. Information about the directors and executive officers of Union Pacific, their ownership of Union Pacific common stock, and Union Pacific ’s transactions with related persons is set forth in in the sections entitled “Proposal Number 1 – Election of Directors—Directors/Nominees”, “Director Compensation in Fiscal Year 2024”, “Proposal Number 3 – Advisory Vote to Approve Executive Compensation”, “A Letter From Our Compensation and Talent Committee” and “Compensation

Discussion and Analysis” of the Union Pacific 2025 Proxy Statement. To the extent holdings of Union Pacific common stock by the directors and executive officers of Union Pacific have changed from the amounts of Union Pacific common stock held by such persons as reflected therein, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC, which are available at https://www.sec.gov/edgar/browse/?CIK=100885&owner=exclude under the tab “Ownership Disclosures”.

Information about the directors and executive officers of Norfolk Southern and their ownership of Norfolk Southern common stock is also set forth in the definitive proxy statement for Norfolk Southern’s 2025 Annual Meeting of Shareholders, as filed with the SEC on Schedule 14A on March 28, 2025 (which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0000702165/000119312525066914/d892357ddef14a.htm), and other documents subsequently filed by Norfolk Southern with the SEC. Information about the directors and executive officers of Norfolk Southern, their ownership of Norfolk Southern common stock, and Norfolk Southern’s transactions with related persons is set forth in the sections entitled “Norfolk Southern Director Nominees”, “Corporate Governance and the Board—Item 1: Election of 13 Directors for a One-Year Term”, “Corporate Governance and the Board—Director Nominees”, “Corporate Governance and the Board—Compensation of Directors”, “Executive Compensation” and “Stock Ownership Information” of such definitive proxy statement. Please also refer to Norfolk Southern’s subsequent Current Report, as filed with the SEC on Form 8-K on June 3, 2025 (which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0000702165/000119312525133796/d35291d8k.htm), regarding subsequent changes to Norfolk Southern’s Board of Directors following the filing of such definitive proxy statement. To the extent holdings of Norfolk Southern common stock by the directors and executive officers of Norfolk Southern have changed from the amounts of Norfolk Southern common stock held by such persons as reflected in the definitive proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC, which are available at https://www.sec.gov/edgar/browse/?CIK=702165&owner=exclude under the tab “Ownership Disclosures”.

Free copies of these documents may be obtained as described above..

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UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES
Condensed Consolidated Statements of Income (unaudited)

Millions, except per share amounts and percentages, for the periods ended September 30,	3rd quarter				Year-to-date
	2025	2024	%		2025	2024	%
Operating revenues
Freight revenues	$5,927	$5,768	3%		$17,461	$17,022	3%
Other revenues	317	323	(2)		964	1,107	(13)
Total operating revenues	6,244	6,091	3		18,425	18,129	2
Operating expenses
Compensation and benefits	1,214	1,228	(1)		3,675	3,638	1
Purchased services and materials	683	644	6		1,956	1,901	3
Depreciation	618	602	3		1,841	1,792	3
Fuel	616	610	1		1,795	1,893	(5)
Equipment and other rents	212	237	(11)		683	672	2
Other	352	354	(1)		1,030	1,045	(1)
Total operating expenses	3,695	3,675	1		10,980	10,941	-
Operating income	2,549	2,416	6		7,445	7,188	4
Other income, net	96	87	10		297	282	5
Interest expense	(327)	(314)	4		(984)	(957)	3
Income before income taxes	2,318	2,189	6		6,758	6,513	4
Income tax expense	(530)	(518)	2		(1,468)	(1,528)	(4)
Net income	$1,788	$1,671	7%		$5,290	$4,985	6%

Share and per share
Earnings per share - basic	$3.02	$2.75	10%		$8.88	$8.19	8%
Earnings per share - diluted	$3.01	$2.75	9		$8.87	$8.18	8
Weighted average number of shares - basic	592.4	607.6	(3)		595.8	608.7	(2)
Weighted average number of shares - diluted	593.2	608.6	(3)		596.7	609.7	(2)
Dividends declared per share	$1.38	$1.34	3		$4.06	$3.94	3

Operating ratio	59.2%	60.3%	(1.1)	pts	59.6%	60.4%	(0.8)	pts
Effective tax rate	22.9%	23.7%	(0.8)	pts	21.7%	23.5%	(1.8)	pts

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES
Freight Revenues Statistics (unaudited)

	3rd quarter			Year-to-date
For the periods ended September 30,	2025	2024	%	2025	2024	%
Freight revenues (millions)
Grain & grain products	$975	$923	6%	$2,889	$2,767	4%
Fertilizer	227	208	9	638	612	4
Food & refrigerated	258	269	(4)	785	832	(6)
Coal & renewables	470	405	16	1,355	1,132	20
Bulk	1,930	1,805	7	5,667	5,343	6
Industrial chemicals & plastics	647	598	8	1,900	1,763	8
Metals & minerals	568	529	7	1,650	1,574	5
Forest products	327	322	2	988	1,002	(1)
Energy & specialized markets	652	672	(3)	1,950	2,009	(3)
Industrial	2,194	2,121	3	6,488	6,348	2
Automotive	604	601	-	1,817	1,871	(3)
Intermodal	1,199	1,241	(3)	3,489	3,460	1
Premium	1,803	1,842	(2)	5,306	5,331	-
Total	$5,927	$5,768	3%	$17,461	$17,022	3%
Revenue carloads (thousands)
Grain & grain products	215	206	4%	645	616	5%
Fertilizer	58	53	9	162	162	-
Food & refrigerated	41	45	(9)	127	137	(7)
Coal & renewables	216	192	13	606	527	15
Bulk	530	496	7	1,540	1,442	7
Industrial chemicals & plastics	182	169	8	528	502	5
Metals & minerals	193	186	4	558	540	3
Forest products	52	53	(2)	155	161	(4)
Energy & specialized markets	147	152	(3)	439	453	(3)
Industrial	574	560	3	1,680	1,656	1
Automotive	199	202	(1)	603	627	(4)
Intermodal [a]	860	909	(5)	2,551	2,446	4
Premium	1,059	1,111	(5)	3,154	3,073	3
Total	2,163	2,167	-%	6,374	6,171	3%
Average revenue per car
Grain & grain products	$4,532	$4,498	1%	$4,478	$4,495	-%
Fertilizer	3,875	3,872	-	3,929	3,775	4
Food & refrigerated	6,306	6,099	3	6,199	6,090	2
Coal & renewables	2,181	2,101	4	2,237	2,147	4
Bulk	3,641	3,641	-	3,680	3,706	(1)
Industrial chemicals & plastics	3,548	3,534	-	3,598	3,509	3
Metals & minerals	2,944	2,847	3	2,959	2,918	1
Forest products	6,315	6,157	3	6,363	6,235	2
Energy & specialized markets	4,462	4,415	1	4,445	4,431	-
Industrial	3,828	3,791	1	3,863	3,833	1
Automotive	3,027	2,968	2	3,011	2,983	1
Intermodal [a]	1,393	1,365	2	1,368	1,414	(3)
Premium	1,701	1,657	3	1,682	1,735	(3)
Average	$2,740	$2,662	3%	$2,740	$2,758	(1)%
[a]For intermodal shipments each container or trailer equals one carload.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES
Condensed Consolidated Statements of Financial Position (unaudited)

Millions	Sep. 30, 2025	Dec. 31, 2024
Assets
Cash and cash equivalents	$808	$1,016
Other current assets	3,096	3,005
Investments	2,841	2,664
Properties, net	59,392	58,343
Operating lease assets	1,090	1,297
Other assets	1,420	1,390
Total assets	$68,647	$67,715

Liabilities and common shareholders' equity
Debt due within one year	$1,521	$1,425
Other current liabilities	3,699	3,829
Debt due after one year	30,286	29,767
Operating lease liabilities	764	925
Deferred income taxes	13,329	13,151
Other long-term liabilities	1,744	1,728
Total liabilities	51,343	50,825
Total common shareholders' equity	17,304	16,890
Total liabilities and common shareholders' equity	$68,647	$67,715

Debt / net income	4.5	4.6
Adjusted debt / adjusted EBITDA*	2.6	2.7
*Adjusted debt / adjusted EBITDA is a non-GAAP measure. See page 9 for a reconciliation to GAAP.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES
Condensed Consolidated Statements of Cash Flows (unaudited)

	Year-to-date
Millions, for the periods ended September 30,	2025	2024
Operating activities
Net income	$5,290	$4,985
Depreciation	1,841	1,792
Deferred and other income taxes	172	77
Other - net	(238)	(170)
Cash provided by operating activities	7,065	6,684
Investing activities
Capital investments*	(2,792)	(2,530)
Other - net	1	104
Cash used in investing activities	(2,791)	(2,426)
Financing activities
Share repurchase programs	(2,679)	(831)
Dividends paid	(2,418)	(2,403)
Debt issued	1,995	800
Debt repaid	(1,424)	(2,220)
Other - net	54	279
Cash used in financing activities	(4,472)	(4,375)
Net change in cash, cash equivalents, and restricted cash	(198)	(117)
Cash, cash equivalents, and restricted cash at beginning of year	1,028	1,074
Cash, cash equivalents, and restricted cash at end of period	$830	$957
Free cash flow**
Cash provided by operating activities	$7,065	$6,684
Cash used in investing activities	(2,791)	(2,426)
Dividends paid	(2,418)	(2,403)
Free cash flow	$1,856	$1,855
*Capital investments include locomotive and freight car early lease buyouts of $311 million in 2025 and $96 million in 2024.
**Free cash flow is defined as cash provided by operating activities less cash used in investing activities and dividends paid. Free cash flow is considered non-GAAP financial measure by SEC Regulation G and Item 10 of SEC Regulation S-K and may not be defined and calculated by other companies in the same manner. We believe free cash flow is important to management and investors in evaluating our financial performance and measures our ability to generate cash without additional external financing. Free cash flow should be considered in addition to, rather than as a substitute for, cash provided by operating activities.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES
Operating and Performance Statistics (unaudited)

	3rd quarter				Year-to-date
For the periods ended September 30,	2025	2024	%		2025	2024	%
Operating/performance statistics
Freight car velocity (daily miles per car)	226	210	8%		220	205	7%
Average train speed (miles per hour)*	24.2	23.3	4		23.9	23.5	2
Average terminal dwell time (hours)*	20.4	22.4	(9)		21.3	22.8	(7)
Locomotive productivity (GTMs per horsepower day)	140	135	4		139	135	3
Gross ton-miles (GTMs) (millions)	223,029	215,993	3		656,079	628,828	4
Train length (feet)	9,801	9,580	2		9,661	9,472	2
Intermodal service performance index (%)	98	86	12	pts	97	90	7	pts
Manifest service performance index (%)	100	89	11	pts	98	87	11	pts
Workforce productivity (car miles per employee)	1,165	1,102	6		1,126	1,044	8
Total employees (average)	28,871	29,946	(4)		29,576	30,518	(3)

Locomotive fuel statistics
Average fuel price per gallon consumed	$2.56	$2.60	(2)%		$2.49	$2.71	(8)%
Fuel consumed in gallons (millions)	235	229	3		703	681	3
Fuel consumption rate**	1.052	1.058	(1)		1.072	1.084	(1)

Revenue ton-miles (millions)
Grain & grain products	21,646	20,451	6%		64,276	61,095	5%
Fertilizer	3,501	3,056	15		10,278	9,913	4
Food & refrigerated	4,559	4,624	(1)		13,808	14,234	(3)
Coal & renewables	24,013	19,746	22		67,344	54,980	22
Bulk	53,719	47,877	12		155,706	140,222	11
Industrial chemicals & plastics	8,087	7,483	8		23,828	22,979	4
Metals & minerals	8,666	8,414	3		25,328	24,780	2
Forest products	5,336	5,355	-		16,138	16,598	(3)
Energy & specialized markets	10,032	10,420	(4)		29,762	31,235	(5)
Industrial	32,121	31,672	1		95,056	95,592	(1)
Automotive	4,495	4,558	(1)		13,695	13,973	(2)
Intermodal	18,520	19,928	(7)		55,959	55,505	1
Premium	23,015	24,486	(6)		69,654	69,478	-
Total	108,855	104,035	5%		320,416	305,292	5%
*Surface Transportation Board (STB) reported performance measures.
**Fuel consumption is computed as follows: gallons of fuel consumed divided by gross ton-miles in thousands.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES
Condensed Consolidated Statements of Income (unaudited)

Millions, except per share amounts and percentages,	2025
	1st qtr	2nd qtr	3rd qtr	Year-to-date
Operating revenues
Freight revenues	$5,691	$5,843	$5,927	$17,461
Other revenues	336	311	317	964
Total operating revenues	6,027	6,154	6,244	18,425
Operating expenses
Compensation and benefits	1,212	1,249	1,214	3,675
Purchased services and materials	631	642	683	1,956
Depreciation	610	613	618	1,841
Fuel	603	576	616	1,795
Equipment and other rents	241	230	212	683
Other	359	319	352	1,030
Total operating expenses	3,656	3,629	3,695	10,980
Operating income	2,371	2,525	2,549	7,445
Other income, net	78	123	96	297
Interest expense	(322)	(335)	(327)	(984)
Income before income taxes	2,127	2,313	2,318	6,758
Income tax expense	(501)	(437)	(530)	(1,468)
Net income	$1,626	$1,876	$1,788	$5,290

Share and per share
Earnings per share - basic	$2.71	$3.16	$3.02	$8.88
Earnings per share - diluted	$2.70	$3.15	$3.01	$8.87
Weighted average number of shares - basic	601.0	594.1	592.4	595.8
Weighted average number of shares - diluted	601.9	594.8	593.2	596.7
Dividends declared per share	$1.34	$1.34	$1.38	$4.06

Operating ratio	60.7%	59.0%	59.2%	59.6%
Effective tax rate	23.6%	18.9%	22.9%	21.7%

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES
Freight Revenue Statistics (unaudited)

	2025
	1st qtr	2nd qtr	3rd qtr	Year-to-date
Freight revenues (millions)
Grain & grain products	$950	$964	$975	$2,889
Fertilizer	210	201	227	638
Food & refrigerated	260	267	258	785
Coal & renewables	416	469	470	1,355
Bulk	1,836	1,901	1,930	5,667
Industrial chemicals & plastics	607	646	647	1,900
Metals & minerals	521	561	568	1,650
Forest products	321	340	327	988
Energy & specialized markets	633	665	652	1,950
Industrial	2,082	2,212	2,194	6,488
Automotive	581	632	604	1,817
Intermodal	1,192	1,098	1,199	3,489
Premium	1,773	1,730	1,803	5,306
Total	$5,691	$5,843	$5,927	$17,461
Revenue carloads (thousands)
Grain & grain products	214	216	215	645
Fertilizer	49	55	58	162
Food & refrigerated	43	43	41	127
Coal & renewables	185	205	216	606
Bulk	491	519	530	1,540
Industrial chemicals & plastics	169	177	182	528
Metals & minerals	174	191	193	558
Forest products	51	52	52	155
Energy & specialized markets	143	149	147	439
Industrial	537	569	574	1,680
Automotive	195	209	199	603
Intermodal [a]	874	817	860	2,551
Premium	1,069	1,026	1,059	3,154
Total	2,097	2,114	2,163	6,374
Average revenue per car
Grain & grain products	$4,434	$4,467	$4,532	$4,478
Fertilizer	4,339	3,627	3,875	3,929
Food & refrigerated	6,058	6,237	6,306	6,199
Coal & renewables	2,250	2,283	2,181	2,237
Bulk	3,744	3,659	3,641	3,680
Industrial chemicals & plastics	3,601	3,647	3,548	3,598
Metals & minerals	2,986	2,950	2,944	2,959
Forest products	6,264	6,508	6,315	6,363
Energy & specialized markets	4,433	4,439	4,462	4,445
Industrial	3,877	3,885	3,828	3,863
Automotive	2,971	3,034	3,027	3,011
Intermodal [a]	1,364	1,345	1,393	1,368
Premium	1,658	1,688	1,701	1,682
Average	$2,714	$2,764	$2,740	$2,740
[a]For intermodal shipments each container or trailer equals one carload.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES
Non-GAAP Measures Reconciliation to GAAP (unaudited)

Financial Performance*
Millions, except per share amounts and percentages, for the three months ended September 30, 2025	Reported results (GAAP)	Acquisition-related expense	Adjusted results (non-GAAP)
Operating expenses	$3,695	$(41)	$3,654
Operating income	2,549	41	2,590
Income tax expense [a]	(530)	-	(530)
Net income	1,788	41	1,829
Earnings per share - diluted	3.01	0.07	3.08
Operating ratio	59.2%	(0.7)%	58.5%

Millions, except per share amounts and percentages, for the nine months ended September 30, 2025	Reported results (GAAP)	Acquisition- related expense	Deferred tax adjustment	Crew staffing agreement	Adjusted results (non-GAAP)
Operating expenses	$10,980	$(42)	$-	$(55)	$10,883
Operating income	7,445	42	-	55	7,542
Income tax expense [a]	(1,468)	-	(115)	(13)	(1,596)
Net income	5,290	42	(115)	42	5,259
Earnings per share - diluted	$8.87	$0.07	$(0.19)	$0.07	$8.82
Operating ratio	59.6%	(0.2)%	-%	(0.3)%	59.1%

Millions, except per share amounts and percentages, for the nine months ended September 30, 2024	Reported results (GAAP)	Gain on sale of intermodal equipment	Environmental remediation	Adjusted results (non-GAAP)
Operating expenses	$10,941	$46	$(23)	$10,964
Operating income	7,188	(46)	23	7,165
Income tax expense	(1,528)	11	(6)	(1,523)
Net income	4,985	(35)	17	4,967
Earnings per share - diluted	8.18	(0.06)	0.03	8.15
Operating ratio	60.4%	0.2%	(0.1)%	60.5%
[a]Certain acquisition-related costs are non-deductible for income tax purposes.
*The above tables reconcile our results for the three months ended as of September 30, 2025, and the nine months ended as of September 30, 2025 and 2024, to adjust results that exclude the impact of certain items identified as affecting comparability. We use adjusted operating expenses, adjusted operating income, adjusted income tax expense, adjusted net income, adjusted diluted earnings per share (EPS), and adjusted operating ratio, as applicable, among other measures, to evaluate our actual operating performance. The measures listed in the above tables are considered non-GAAP by SEC Regulation G and Item 10 of SEC Regulation S-K. We believe these non-GAAP financial measures provide valuable information regarding earnings and business trends by excluding specific items that we believe are not indicative of our ongoing operating results of our business, providing a useful way for investors to make a comparison of our performance over time and against other companies in our industry. Since these are not measures of performance calculated in accordance with GAAP, they should be considered in addition to, rather than as a substitute for, operating expenses, operating income, income tax expense, net income, diluted EPS, and operating ratio as indicators of operating performance.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES
Non-GAAP Measures Reconciliation to GAAP (unaudited)

Debt / net income
Millions, except ratios for the trailing twelve months ended [1]	Sep. 30, 2025	Dec. 31, 2024
Debt	$31,807	$31,192
Net income	7,052	6,747
Debt / net income	4.5	4.6

Adjusted debt / adjusted EBITDA*
Millions, except ratios for the trailing twelve months ended [1]	Sep. 30, 2025	Dec. 31, 2024
Net income	$7,052	$6,747
Add:
Income tax expense	1,987	2,047
Depreciation	2,447	2,398
Interest expense	1,296	1,269
EBITDA	$12,782	$12,461
Adjustments:
Other income, net	(365)	(350)
Interest on operating lease liabilities [2]	42	48
Adjusted EBITDA (a)	$12,459	$12,159
Debt	$31,807	$31,192
Operating lease liabilities	1,041	1,271
Adjusted debt (b)	$32,848	$32,463
Adjusted debt / adjusted EBITDA (b/a)	2.6	2.7
[1]The trailing twelve months income statement information ended September 30, 2025, is recalculated by taking the twelve months ended December 31, 2024, subtracting the nine months ended September 30, 2024, and adding the nine months ended September 30, 2025.
[2]Represents the hypothetical interest expense we would incur (using the incremental borrowing rate) if the property under our operating leases were owned or accounted for as finance leases.
*Adjusted debt (total debt plus operating lease liabilities plus after-tax unfunded pension and OPEB (other post-retirement benefit) obligations) to adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, and adjustments for other income and interest on present value of operating leases) is considered a non-GAAP financial measure by SEC Regulation G and Item 10 of SEC Regulation S-K and may not be defined and calculated by other companies in the same manner. We believe this measure is important to management and investors in evaluating the Company’s ability to sustain given debt levels (including leases) with the cash generated from operations. In addition, a comparable measure is used by rating agencies when reviewing the Company’s credit rating. Adjusted debt to adjusted EBITDA should be considered in addition to, rather than as a substitute for, other information provided in accordance with GAAP. The most comparable GAAP measure is debt to net income ratio. The tables above provide reconciliations from net income to adjusted EBITDA, debt to adjusted debt, and debt to net income to adjusted debt to adjusted EBITDA. At September 30, 2025, and December 31, 2024, the incremental borrowing rate on operating leases was 4.0% and 3.8%, respectively. Pension and OPEB were funded at September 30, 2025, and December 31, 2024.